RIGHT OF FIRST REFUSAL AND
CORPORATE OPPORTUNITIES AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of __________ ___, 2010 by and between S.E. Asia Emerging Market Co., Ltd, a British Virgin Islands company organized with limited liability (the “Company”) and the additional entities set forth on the signature pages to this Agreement (each, a “Grantor” and collectively, “Grantors”) in connection with the Company’s proposed public offering of units consisting of (i) one subunit consisting of one ordinary share, no par value (“Ordinary Shares”) of the Company and one Class B Warrant to purchase Ordinary Shares and (ii) one Class A Warrant to purchase Ordinary Shares, pursuant to a registration statement on Form F-1, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”).

RECITALS

WHEREAS, each Grantor is an affiliate of one or more of the initial shareholders of the Company; and

WHEREAS, the Company and each of the Grantors will be attempting to consummate one or more acquisitions, share exchanges, share reconstructions and amalgamations or contractual control arrangements with, purchase of all or substantially all of the assets of, or any other similar business combinations with operating businesses or assets (a “Business Combination”); and

WHEREAS, the Company and each of the Grantors may also be seeking investment opportunities which may be a part of, in connection with or deemed a Business Combination; and

WHEREAS, the Company and each of the Grantors believe it is in their best interests to clarify any potential Business Combination and investment opportunities for which the parties shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Right of First Refusal.

For the term specified in Section 2 of this Agreement and subject to subsections (b), (c) and (d) of this Section 1, each Grantor hereby grants to the Company a right of first refusal as follows:

(a)     Grantor shall not enter into any agreement to purchase or invest in a business  whose primary operations are in Southeast Asia having a value equal to or in excess of 80% of the amount held in the Trust Account (as defined below), as computed in accordance with standard valuation practices and procedures (such opportunity a “suitable opportunity”), without first presenting such suitable opportunity to the Company’s directors, and will not enter into any such agreement until the Company’s directors determine, within the time frame and in the manner specified below, not to pursue such Business Combination opportunity.

(b)     Notwithstanding anything to the contrary in this Agreement, the Company agrees that any such business entity with respect to which Grantor has initiated any contacts or entered into any discussions or negotiations, formal or informal, regarding Grantor’s acquisition of, or investment in, such business prior to the completion of the Company’s initial public offering, as set forth in the Registration Statement, will not be subject to Section 1(a) hereof, unless Grantor declines to pursue such business opportunity and notifies the Company of the same in writing.

(c)     After review of any potential Business Combination or investment opportunity, the Company may release the right of first refusal set forth in this 1(a) hereof with respect to such Business Combination or suitable opportunity.  Decisions by the Company to release Grantor to pursue such suitable opportunity will be made by the unanimous vote of the Company’s disinterested directors.

(d)     Grantor shall provide written notice to the Company of any such suitable opportunity brought to its attention by its current partners, principals, directors, officers or employees within ten (10) business days of the identification of such suitable opportunity. Any right of first refusal granted shall expire thirty (30) days from the date of the written notice unless earlier released pursuant to Section 1(c), provided that, during such thirty (30)-day period, the Company has failed to commence discussions regarding a Business Combination with such suitable opportunity. The Company shall notify the Grantor as soon as reasonably practicable within such 30-day period if it has commenced discussions regarding a Business Combination with such suitable opportunity, in which case the relevant period of exclusivity shall be tolled indefinitely, until the Company releases such suitable opportunity pursuant to Section 1(c).

2.     Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of: (i) the consummation by the Company of a Business Combination or (ii) 24 months from the date of the Registration Statement.

3.     Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

S.E. Asia Emerging Market Co., Ltd
75 Bukit Timah Road #05-02
Boon Siew Building
Singapore 229833
Attn:  Ivan Hajadi

with copies to (which shall not constitute notice):

Ellenoff, Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Barry I. Grossman, Esq.

If to a Grantor, to such Grantor’s address set forth on  the signature pages to this Agreement.

All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile transmission or email, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

4.     Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

5.     Entire Agreement.  This Agreement, as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and the Grantors.

6.     Waiver.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

7.     Amendment. This Agreement is for the benefit of the shareholders of the Company and may not be amended or terminated without the prior written approval of (i) the holders of a majority in interest the Company’s outstanding Ordinary Shares and (ii) the parties hereto.

8.     Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 8 are in addition to the survivorship provisions of any other section of this Agreement.

9.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

10.   Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

11.   Mutual Drafting.  This Agreement is the joint product of Grantor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

12.   Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereby (i) agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.

13. Trust Waiver. Notwithstanding anything herein to the contrary, each Grantor hereby waives any and all right, title, interest or claim of any kind, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (“Claim”) in or to any distribution from the trust account in which a substantial amount of the net proceeds of the Company’s initial public offering will be deposited and held for the benefit of the public shareholders (the “Trust Account”) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

S.E. ASIA EMERGING MARKET CO., LTD

By:
Name:	Ivan Hajadi
Title:	Chief Executive Officer

PARALLAX CAPITAL MANAGEMENT

By:
Name:	Eugene Cho Park
Title:
Address:

H&A ADVISORY PTE., LTD.

By:
Name:	Pranata Hajadi
Title:
Address:

SIRIUS VENTURE CONSULTING PTE. LTD.

By:
Name:	Eugene Hin Sun Wong
Title:
Address:

PANTHERA CAPITAL GROUP

By:
Name:	James Preissler
Title:
Address:

PERSEKUTUAN HAJADI & ASSOCIATES

By:
Name:	Pranata Hajadi
Title:
Address: